Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to US$400,000	Dated as of September 25, 2026

Spark I Acquisition Corporation, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of SLG SPAC Fund LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee”), the entire unpaid Principal Amount (as defined below) of up to Four Hundred Thousand U.S. Dollars (US$400,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. Reference is made to the Maker’s definitive proxy statement dated August 31, 2026 relating to the Maker’s extraordinary general meeting of the shareholders to be held on September 25, 2026 (the “Proxy Statement”).

1.              Principal. The entire unpaid principal balance of this Note shall be due and payable on the Maturity Date unless earlier repaid or unless accelerated upon the occurrence of an Event of Default (as defined below). “Maturity Date” means the earlier of the (i) consummation of the Maker’s initial merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”) and (ii) the last day the Maker has to complete a Business Combination pursuant to the Maker’s Amended and Restated Memorandum and Articles of Association, as then in effect. The Payee understands that if a Business Combination is not consummated, this Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering of its securities (the “Trust Account”). The Principal Amount may be prepaid at any time. Under no circumstances shall any individual, including, but not limited to, any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker under this Note.

2.              Interest. No interest shall accrue on the unpaid Principal Amount of this Note.

3.              Advances; Drawdown Requests.

(a)              Advances. If the Extension Amendment Proposal (as defined in the Proxy Statement) is approved and adopted, beginning on October 1, 2026, and on the eleventh (11th) day of each subsequent month until the Maturity Date (or if such day is not a business day, on the business day immediately preceding such day), the Payee shall advance (each, an “Advance”) directly to the Trust Account an amount equal to US$0.015 for each outstanding Class A ordinary share, par value US$0.0001 per share, of the Maker. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Advances by Payee.

(b)              Drawdown Requests. Maker and Payee agree that Maker may request, from time to time, up to Four Hundred Thousand U.S. Dollars (US$400,000) minus the maximum aggregate amount of Advances payable under this Note, in Drawdown Requests (as defined below) under this Note to be used for working capital expenditures, including expenses incurred in connection with a potential Business Combination. Principal of this Note may be drawn down from time to time prior to the Maturity Date upon written request from Maker to Payee (each, a “Drawdown Request” and, the sum of all Advances and Drawdown Requests, the “Principal Amount”). Each Drawdown Request must state the amount to be drawn down and must not be an amount less than Ten Thousand U.S. Dollars (US$10,000), unless agreed upon in writing by Maker and Payee. Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

(c)              Principal Amount. The Principal Amount outstanding under this Note at any time may not exceed Four Hundred Thousand U.S. Dollars (US$400,000).

(d)              Register. The Maker shall maintain a register reflecting each Advance and Drawdown Request and any prepayment of all or a portion of the Principal Amount outstanding under this Note for purposes of recording the aggregate unpaid Principal Amoun of this Note outstanding at any time.

4.              Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid Principal Amount of this Note.

5.              Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)              Failure to Make Required Payments. Failure by the Maker to pay the unpaid Principal Amount due pursuant to this Note within five (5) business days following the Maturity Date.

(b)              Voluntary Bankruptcy , Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c)              Involuntary Bankruptcy , Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.              Remedies.

(a)              Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid Principal Amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained in this Note or in the documents evidencing the same to the contrary notwithstanding.

(b)              Upon the occurrence of an Event of Default specified in Section 5(b) or Section 5(c), the unpaid Principal Amount, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7.              Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8.              Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties to this Note without notice to the Maker or affecting the Maker’s liability hereunder.

9.              Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.           Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.           Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.           Trust Waiver. Notwithstanding anything in this Note to the contrary, the Payee waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from, the Trust Account, and agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13.           Amendment; Waiver. Any amendment to this Note or waiver of any provision of this Note may be made with, and only with, the written consent of the Maker and the Payee.

14.           Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party to this Note (by operation of law or otherwise) without the prior written consent of the other party to this Note and any attempted assignment without the required consent shall be void.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Spark I Acquisition Corporation

a Cayman Islands exempted company

By:	/s/ James Rhee
Name: James Rhee
Title: Chairman and Chief Executive Officer

Accepted and Agreed:

SLG SPAC Fund LLC

By: SparkLabs Group Management, LLC,
its Managing Member

By:	/s/ Bernard Moon
Name: Bernard Moon
Title: Managing Member

[Signature Page to Promissory Note]